                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                  FORM 8-K/A

                               (AMENDMENT NO. 1)


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 7, 1999
                                                           ------------


                                   QMS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            DELAWARE                     1-9348                63-0737870
  ----------------------------        ------------         -------------------
  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)


        One Magnum Pass, Mobile, Alabama                         36618
    ---------------------------------------------------------------------
    (Address of principal executive offices)                   (zip code)


      Registrant's telephone number, including area code  (334) 633-4300
                                                          --------------

                         INDEX TO FINANCIAL STATEMENTS


Item 7. (a) Financial Statements of Businesses Acquired                       3

  QMS Europe B.V. Consolidated Financial Statements for the
  years ended September 27, 1996, October 3, 1997, and
  October 2, 1998, and the Independent Auditors' Report                  4 - 14

  QMS Australia PTY Ltd. Consolidated Financial Statements
  for the years ended September 30, 1996, September 30, 1997, and
  September 30, 1998, and the Independent Auditors' Report              15 - 33

  Unaudited Interim Financial Statements for QMS Europe B.V.
  for the six months ended April 2, 1999 and April 3, 1998              34 - 42

  Unaudited Interim Financial Statements for QMS Australia
  PTY Ltd. for the six months ended March 31, 1999 and                  43 - 54
  March 31, 1998

Item 7. (b)  Pro Forma Financial Information

  Pro Forma Combined Financial Information of the Company               55 - 61


Item 7. (c)  Exhibits

  (i)  Independent Auditors Consent -- QMS Europe B.V.                       62

  (ii)   Independent Auditors Consent -- QMS Australia PTY, Ltd.             63

Signatures                                                                   64

Item 7.  Financial Statements and Exhibits


(a)  Financial Statements of Businesses Acquired

CONSOLIDATED FINANCIAL STATEMENTS OF QMS EUROPE B.V. FOR THE YEARS ENDED OCTOBER 2, 1998, OCTOBER 3, 1997 AND SEPTEMBER 26, 1996

Table of contents

INDEPENDENT AUDITORS' REPORT                      2

CONSOLIDATED STATEMENTS OF EARNINGS               3

CONSOLIDATED BALANCE SHEETS                       4

CONSOLIDATED STATEMENTS OF CASH FLOWS             5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    6

To the Stockholders of QMS Europe B.V.
Postbus 8540
3503 RM Utrecht

                          Independent auditors' report

We have audited the accompanying consolidated balance sheets of QMS Europe B.V. and its subsidiaries (collectively, the "Company") as of October 3, 1997 and October 2, 1998 and the related consolidated statements of earnings and cash flows for the fiscal years ended September 27, 1996, October 3, 1997 and October 2, 1998, expressed in Netherlands guilders. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Netherlands and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 27, 1996, October 3, 1997 and October 2, 1998 and the results of its operations and its cash flows for the fiscal years ended September 27, 1996, October 3, 1997 and October 2, 1998, in conformity with generally accepted accounting principles in the United States of America.

Our audit also comprehended the translation of Netherlands Guilder amounts into U.S. dollar amounts, and, in our opinion, such translation has been made in conformity with the basis stated in Note 1 to the Consolidated Financial Statements. Such U.S. dollar amounts are presented solely for the convenience of the readers in the United States of America.


October 22, 1998, except for note 9,
as to which the date is June 7, 1999

                        QMS EUROPE B.V. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                             (Amounts in thousands)

                                        fiscal year      fiscal year      fiscal year      fiscal year
                                           1996             1997             1998             1998
                                    --------------------------------------------------------------------
                                            NLG              NLG              NLG             U.S.$

Net sales                                     132,046          126,800          186,424          100,487
Cost of sales                                 103,253           95,818          130,409           70,294
                                    --------------------------------------------------------------------

Gross profit                                   28,793           30,982           56,015           30,193
Selling expenses                                7,064            8,824           13,592            7,326
General and administrative expenses            19,227           20,035           22,280           12,009
                                    --------------------------------------------------------------------

Operating result                                2,502            2,123           20,143           10,858

Interest income                                   428              245              299              161
Interest expense                               -1,415           -1,372           -2,063           -1,112
Exchange gains (losses)                         1,641            2,257           -4,514           -2,433
                                    --------------------------------------------------------------------

Net financial income (expense)                    654            1,130           -6,278           -3,384
                                    --------------------------------------------------------------------

Earnings before taxes                           3,156            3,253           13,865            7,474
Provision for income taxes                     -1,176           -1,255           -4,929           -2,657
                                    --------------------------------------------------------------------

Net income                                      1,980            1,998            8,936            4,817
                                    ====================================================================

See notes to the consolidated financial statements

                        QMS EUROPE B.V. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
      (Including proposed appropriation of earnings. Amounts in thousands)

                                                 October 3, 1997  October 2, 1998  October 2, 1998
                                               ---------------------------------------------------
                                                       NLG              NLG             U.S.$
ASSETS
Current assets
    Cash and cash equivalents                              3,512            1,912            1,031
    Inventories                                           20,052           28,192           15,196
    Accounts receivable                                   18,712           29,313           15,802
    Other receivables                                      3,047            2,402            1,295
    Receivables from group companies                       4,222            2,594            1,397
                                               ---------------------------------------------------
                                                          49,545           64,413           34,721
Fixed assets
    Property and equipment, net                            2,714            2,739            1,476
                                               ---------------------------------------------------


Total assets                                              52,259           67,152           36,197
                                               ===================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Line of credit                                        13,602           13,549            7,303
    Accounts payable                                       9,705           16,498            8,893
    Accrued expenses                                       7,527            8,067            4,349
    Payables to group companies                                0              881              475
    Taxes and social security                              2,102              533              287
                                               ---------------------------------------------------

                                                          32,936           39,528           21,307

Long term debt                                             9,895            9,276            5,000

Stockholders' equity
    Common shares                                             35               35               19
    Additional paid-in capital                               215              215              116
    Retained earnings                                      9,178           18,098            9,755
                                               ---------------------------------------------------

                                                           9,428           18,348            9,890
                                               ---------------------------------------------------


Total liabilities and stockholders' equity                52,259           67,152           36,197
                                               ===================================================



See notes to the consolidated financial statements

                        QMS EUROPE B.V. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                         fiscal year      fiscal year      fiscal year      fiscal year
                                            1996             1997             1998             1998
                                     --------------------------------------------------------------------
                                             NLG              NLG              NLG             U.S.$
Cash flow from operating
Activities:
Net income                                       1,980            1,998            8,936            4,817
Adjustment to reconcile net income
To net cash flows from operating
Activities:
Depreciation                                     1,661            1,965            2,284            1,231
Changes in assets and liabilities
 that provided (used) cash:
Receivables                                     -4,527           -2,423           -8,328           -4,489
Inventories                                     -1,998           -7,191           -8,140           -4,388
Payables and accrued expenses                    5,010            2,152            8,214            4,428
Taxes and social securities                        122              959           -1,569             -846
                                     --------------------------------------------------------------------

Net cash provided by (used in)
Operating activities                             2,248           -2,540            1,397              753

Cash flow from investing activities:
Capital expenditures                            -2,294           -2,324           -2,742           -1,478
Proceeds from sale of fixed assets                 449              482              433              233
                                     --------------------------------------------------------------------

Net cash used in investing activities           -1,845           -1,842           -2,309           -1,245

Net cash provided by (used in)
Financing activities
Line of credit                                   5,360             -240              -53              -30



Exchange rate differences                          603            1,400             -635             -340
                                     --------------------------------------------------------------------

Net increase (decrease) in cash and
cash equivalents                                 6,366           -3,222           -1,600             -862

Cash and cash equivalents at
beginning of the year                              368            6,734            3,512            1,893
                                     --------------------------------------------------------------------
Cash and cash equivalents at end
of the year                                      6,734            3,512            1,912            1,031
                                     ====================================================================


See notes to the consolidated financial statements

                       QMS EUROPE B.V. AND SUBSIDIARIES

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


Note 1. Significant accounting policies

General - QMS Europe B.V. ("QMS Europe") is engaged in the assembling, marketing, sale and servicing of intelligent non-impact printing systems.


QMS Europe is wholly owned by ALTO Imaging Group N.V. QMS Europe and its parent company ALTO Imaging Group N.V. form a fiscal unity.

Presentation - The accompanying consolidated financial statements include the accounts of QMS Europe, Utrecht, The Netherlands, and its consolidated subsidiaries (collectively "the Company"). The Company follows accounting principles that conform to those generally accepted in the United States of America. The accompanying financial statements are stated in Netherlands guilders, the currency in which the Company principally operates. For the convenience of the reader, Netherlands Guilder amounts presented as of and for the year ended October 2, 1998 have been translated into U.S. dollars using the exchange rate in effect on October 2, 1998 of U.S.$1.00 = NLG 1.8552. Such translations should not be construed as representations that the Netherlands guilders amounts could be converted in U.S. dollars at those or any other exchange rate.

Principles of consolidation - The consolidated financial statements include the accounts of QMS Europe and the following fully owned subsidiaries.

Name of Company                   Statutory domicile                        Percentage of
                                                                             ownership
------------------------------------------------------------------------------------------
                                                                                 %
QMS GmbH                           Munich, Germany                              100
QMS SARL                           Paris, France                                100
QMS (UK) Limited                   Egham, United Kingdom                        100
QMS Nordic AB                      Stockholm, Sweden                            100

All significant intercompany profits, transactions and balances have been eliminated in consolidation.

Comparability of the financial statements with those included in the statutory Annual Report of QMS Europe - The financial statements and related notes of QMS Europe presented herein differ in certain respects from the financial statements and notes thereto presented in the statutory Annual Report of QMS Europe. The principal differences are terminology and disclosure changes in order to present these financial statements in a format more customary to readers of U.S. annual reports.

Foreign currency - Balance sheet items recorded in currencies other than Netherlands guilders (hereafter referred to as foreign currencies) have been translated at the respective balance sheet dates. Transactions have been translated at the rate in effect on the transaction date and the resulting exchange gains and losses are included in determining net income. The financial position and results of operations of the foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of such subsidiaries are translated using the exchange rate at the respective balance sheet dates. Revenues and expenses of the subsidiaries have been translated at average exchange rates for the corresponding period. These related translation adjustments are included as a component of stockholders' equity.

Basis of accounting - The assets and liabilities are stated at historical cost unless otherwise mentioned.

Fair value of financial instruments - The carrying amount of cash, accounts receivable, current liabilities and long term debts approximates fair value.

Fiscal year - QMS Europe's fiscal year 1996, 1997 and 1998 ended on September 27, 1996, October 3, 1997 and October 2, 1998, respectively.

Tangible fixed assets - Tangible fixed assets are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method based on estimated useful lives of the related assets. In the case of leasehold improvements, the useful lives do not exceed the remaining term of the corresponding lease.

Assigned economic lives of QMS Europe's tangible fixed assets are as follows:

Category                                        Assigned economic life
--------                                        ----------------------
Equipment                                             2-5 years
Leasehold improvements                                 5 years
Other assets                                          4-5 years


Inventories - Inventories are stated at the lower of historical cost based on the first-in, first-out ("FIFO") method or market value. Allowances are made for slow moving, obsolete or unsaleable stock.

Receivables - Receivable are recorded at face value less allowance for doubtful receivables.

Income taxes - No differences exist between the financial statements prepared under generally accepted accounting principles and their tax basis.

Recognition of revenues, income and expense - Sales and corresponding cost of sales are realized upon shipment of products to distributors, value added resellers and original equipment manufacturers. Operating income and expenses are recognized in the statement of earnings as incurred or earned.

Use of estimates - The preparation of QMS Europe's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and reported amounts of revenue and expense during the reported periods. Actual results could differ from those estimates.

New accounting pronouncements - On June 16, 1998, the Financial Standards Board ("FASB") in the United States of America issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 requires fair value accounting for all stand-alone derivatives and many derivatives embedded in other instruments and contracts. Companies are required to adopt SFAS 133 for fiscal years starting after June 15, 2000. Management has not yet reviewed the possible impact on future earnings.

Amounts in thousands of Netherlands guilders ("NLG") - Unless otherwise indicated, all amounts included in the Notes to the Consolidated Financial Statements are stated in thousands of Netherlands guilders.


Note 2. Tangible fixed assets

Tangible fixed assets consist of the following:

                                                      Equipment         Leasehold      Other assets        Total
                                                                      improvements
                                                 --------------------------------------------------------------------

Cost, Sept. 27, 1996                                         6,984              1,118          1,539            9,641
Accumulated depreciation                                     4,879                918          1,007            6,804
                                                 --------------------------------------------------------------------
Net book value, Sept. 27, 1996                               2,105                200            532            2,837
Purchases of assets                                          1,997                 68            259            2,324
Net book value of assets sold or disposed                     -442                  -            -40             -482
Depreciation                                                -1,501               -140           -324           -1,965
                                                 --------------------------------------------------------------------
Net book value, Oct. 3, 1997                                 2,159                128            427            2,714
                                                 ====================================================================

Cost, Oct. 3, 1997                                           7,097              1,115          1,437            9,649
Accumulated depreciation                                     4,938                987          1,010            6,935
                                                 --------------------------------------------------------------------
Net book value, Oct. 3, 1997                                 2,159                128            427            2,714
Purchases of assets                                          2,404                180            158            2,742
Net book value of assets sold or disposed                     -359                  -            -74             -433
Depreciation                                                -1,888               -210           -186           -2,284
                                                 --------------------------------------------------------------------
Net book value, Oct. 2, 1998                                 2,316                 98            325            2,739
                                                 ====================================================================

Note 3.  Inventories

Inventories consist of the following:

                                                                         October 3, 1997  October 2, 1998
                                                                       ----------------------------------

Raw materials                                                                      8,153           14,303
Finished goods                                                                    15,602           17,434
                                                                       ----------------------------------
                                                                                  23,755           31,737
Allowance for obsolescence                                                        -3,703           -3,545
                                                                       ----------------------------------
Total inventories, net                                                            20,052           28,192
                                                                       ==================================

Note 4. Accounts receivable

Accounts receivable consist of the following:

                                                                         October 3, 1997  October 2, 1998
                                                                       ----------------------------------

Accounts receivable                                                               18,898           29,464
Allowance for doubtful receivables                                                  -186             -151
                                                                       ----------------------------------
Total accounts receivable, net                                                    18,712           29,313
                                                                       ==================================


Note 5. Long-term debt

Long-term debt consists of the following:

                                  Interest     Nominal value                    October 3, 1997  October 2, 1998
                              -------------------------------                 ----------------------------------
Subordinated loans:
QMS Inc.                                6.5%        US$ 4,000                             7,916            7,421
Jalak Investments B.V.                  6.5%        US$ 1,000                             1,979            1,855
                                           ------------------                 ----------------------------------

Total long-term debt                                   $5,000                             9,895            9,276
                                           ==================                 ==================================

The U.S. dollar denominated loans are subordinated against the credit facility of the bank. The loans can only be redeemed if third parties (including QMS Inc.) contribute additional amounts towards the share capital of QMS Europe B.V.

Note 6. Stockholders' equity

Share capital - The authorized common stock of QMS Europe consists of 35 shares with a par value of NLG 1,000.

Movement in stockholders' equity - The movement in stockholders' equity can be summarized as follows:

                                     Common stock     Additional        Retained           Total
                                                    paid-in capital     earnings
                                   ------------------------------------------------------------------


Balance September 27, 1996                      35              215            7,127            7,377
Net income                                       -                -            1,998            1,998
Cumulative translation
Adjustment                                       -                -               53               53
                                   ------------------------------------------------------------------

Balance October 3, 1997                         35              215            9,178            9,428

Net income                                       -                -            8,936            8,936
Cumulative translation adjustment
                                                 -                -              -16              -16
                                   ------------------------------------------------------------------

Balance October 2, 1998                         35              215           18,098           18,348
                                   ==================================================================


Note 7. Sales by geographical area

                                                Fiscal year    Fiscal year    fiscal year
                                                   1996           1997           1998
                                             ---------------------------------------------

The Netherlands                                       13,703         13,532         18,070
European Community, except The
Netherlands                                           92,697         90,864        135,323
Europe-other                                           9,701          8,951         11,748
North America                                          1,375            381          1,253
Other areas                                           14,570         13,072         20,030
                                             ---------------------------------------------
Total Sales                                          132,046        126,800        186,424
                                             =============================================

Note 8. Commitments and contingencies

Commitments and contingencies are as follows:

                                                Bank guarantees    Rental commitments  Lease commitments
                                             ------------------------------------------------------------

1999                                                        1,891               1,398               1,115
2000                                                            0                 588                 802
2001                                                            0                 465                 315
2002                                                            0                 274                  36
2003                                                            0                 481                   0
                                             ------------------------------------------------------------
                                                            1,891               3,206               2,268
                                             ============================================================

Rent expense approximated 1,461, 1,213, and 1,380 for the years ended October 2, 1998, October 3, 1997, and September 27, 1996, respectively.

Note 9. Subsequent events

As of June 7, 1999 all shares of QMS Europe have been sold to QMS Inc, Mobile, U.S.A. As a result of the acquisition, the fiscal unity between QMS Europe and Alto Imaging Group N.V. ceased to exist as of October 3, 1998.

QMS Australia Pty Ltd


ACN 007 320 381

Financial Report for the Financial Years
Ended 30 September 1996, 30 September
1997 and 30 September 1998

                             QMS AUSTRALIA PTY LTD
                             ---------------------
                                  ACN 007 320
                               FINANCIAL REPORT
                               ----------------
                         FOR THE FINANCIAL YEARS ENDED
                         -----------------------------
          30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
          ----------------------------------------------------------

INDEX                                          PAGE NUMBER
-----                                          -----------

1.    Directors' Report                           1 - 2

2.    Independent Auditors' Report                    3

3.    Directors' Declaration                          4

4.    Profit and Loss Account                         5

5.    Balance Sheet                                   6

6.    Statement of Cash Flows                         7

7.    Notes to and forming part of the accounts  8 - 17

                             QMS AUSTRALIA PTY LTD
                             ---------------------
                               DIRECTORS' REPORT
                               -----------------


The directors of QMS Australia Pty Ltd submit herewith the balance sheets as at 30 September 1996, 30 September 1997 and 30 September 1998 and the profit and loss accounts for the financial years then ended. In order to comply with the provisions of the Corporations Law, the directors report as follows :


DIRECTORS

The names of the directors of the company at the date of this report are :

G J Newham (Appointed 15 September 1998)
P P van Schaick
C M Beeny (Resigned 15 September 1998)


PRINCIPAL ACTIVITIES

The principal activity of the company is a cost-plus distribution centre, providing sales and technical support. During the financial year there was no significant change in the nature of that activity.


RESULTS AND DIVIDENDS

The profit after tax of the company for the years 1996 to 1998 was:

-    Year ended 30 September 1996 $122,452
-    Year ended 30 September 1997 $37,329
-    Year ended 30 September 1998 $114,176

No dividends have been paid or declared since the start of the financial year. The directors did not recommend payment of a dividend in respect of the years ended 30 September 1996, 30 September 1997 and 30 September 1998.


DIRECTORS' BENEFITS

During or since the financial year, no director of the company has received or become entitled to receive a benefit because of a contract that the director of a firm of which the director is a member or an entity in which the director has a substantial financial interest made with the company or an entity that the company controlled, or a body corporate that was related to the company, when the contract was made or when the director received, or became entitled to receive the benefit other than :

i.  emoluments received or due and receivable by the directors; or

ii. the fixed salary of a full time employee of the company or an entity that the company controlled or a related body corporate.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
                               DIRECTORS' REPORT
                               -----------------
                                  (Continued)
                                  -----------


INDEMNIFICATION AND INSURANCE OF OFFICERS

The Articles of Association of the Company provide that every officer of the Company is indemnified out of the funds of the Company against all liability incurred as such officer in defending any proceeding whether civil or criminal in which judgement is given in their favour or in which they are acquitted or in connection with any application in relation to any such proceedings in which relief is granted by the Court.

During the financial year, the Company paid a premium for an insurance policy insuring any past or present director, secretary, executive officer or employee of the Company, including the directors, secretary and executive officers referred to above, against certain liabilities. In accordance with common commercial practice, the insurance policy prohibits disclosure of the nature of the liability insured against and the amount of the premium.

No amounts have been claimed or paid in respect of the indemnity agreement and insurance policy other than the payment of the insurance premium referred to above.


Signed in accordance with a resolution of the directors made pursuant to Section 310(2) of the Corporations Law.



G.J. Newham
Director



Dated

Sydney

                    INDEPENDENT AUDIT REPORT TO THE MEMBERS
                    ---------------------------------------



                         OF QMS AUSTRALIA PTY LIMITED
                         ----------------------------

Scope
-----

We have audited the financial report of QMS Australia Pty Limited for the financial years ended 30 September 1996, 30 September 1997 and 30 September 1998 as set out on pages 4 to 17. The company's directors are responsible for the financial report. We have conducted an independent audit of the financial report in order to express an opinion on it to the members of the company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance whether the financial report is free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial report is presented fairly in accordance with Accounting Standards and other mandatory professional reporting requirements and statutory requirements so as to present a view which is consistent with our understanding of the company's financial position, and performance as represented by the results of its operations and its cash flows.

The audit opinion expressed in this report has been formed on the above basis.

Audit Opinion
-------------

In our opinion, the financial report of QMS Australia Pty Limited is in accordance with:

(a) the Corporations Law, including:

    (i) giving a true and fair view of the company's financial position as at 30 September 1997 and 30 September 1998 and of its performance for the year ended 30 September 1996, 30 September 1997 and 30 September 1998; and
    (ii) complying with Accounting Standards and the Corporations Regulations;
         and

(b) other mandatory professional reporting requirements.

Our audits also comprehended the translation of the Australian dollar amounts into US dollar amounts, and, in our opinion, such translation has been made in conformity with the basis stated in Note 1 (1). The translation of the financial statements amounts into US dollars has been made solely for the convenience of readers.


DELOITTE TOUCHE TOHMATSU
Parramatta, Australia
2 August 1999

                             QMS AUSTRALIA PTY LTD
                             ---------------------
                             DIRECTORS' DECLARATION
                             ----------------------
                              FOR THE YEARS ENDED
                              -------------------
           30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
           ----------------------------------------------------------


The directors declare that:

(a) the attached financial statements and notes thereto comply with accounting standards;

(b) the attached financial statements and notes thereto give a true and fair view of the financial position and performance of the company;

(c) in the directors' opinion, the attached financial statements and notes thereto are in accordance with the Corporations Law; and



Signed in accordance with a resolution of directors pursuant to Section 295(5) of the Corporations Law.



G J Newham
Director



Dated

Sydney

                             QMS AUSTRALIA PTY LTD
                             ---------------------
                  PROFIT AND LOSS ACCOUNT FOR THE YEARS ENDED
                  -------------------------------------------
           30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
           ----------------------------------------------------------


                                                 Note    1998      1998      1997        1996
                                                         $US        $A        $A          $A

Operating profit/(loss) before abnormal items       2    81,098   125,384   (23,120)    228,766

Abnormal items before income tax                    3         -         -   104,953    (157,829)
                                                       --------  --------  --------   ---------

Operating profit                                         81,098   125,384    81,833      70,937

Income tax expense/(benefit) attributable to
operating profit                                    4     7,249    11,208    44,504     (51,515)
                                                       --------  --------  --------   ---------

OPERATING PROFIT AFTER INCOME TAX                        73,849   114,176    37,329     122,452

Retained profits at the beginning of
the financial year                                      221,948   305,798   268,469     146,017
                                                       --------  --------  --------   ---------

RETAINED PROFITS AT THE END
OF THE FINANCIAL YEAR                                   295,797   419,974   305,798     268,469
                                                       ========  ========  ========   =========

The foreign currency translation rates used were:

       30 September 1997 A$1.00 = US$0.7258
       30 September 1998 A$1.00 = US$0.5933
       Average for year ended 30 September 1998 A$1.00 = US$0.6468



    Notes to and forming part of the accounts are included on pages 8 to 17.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
                              BALANCE SHEET AS AT
                              -------------------
                    30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
                    ---------------------------------------

                                 Note     1998         1998        1997
                                          $US           $A          $A
CURRENT ASSETS
Cash                                       26,868       45,285           -
Term Deposits                              12,810       21,591      20,000
Receivables                         5   1,256,863    2,118,427   2,106,288
Other                               6      47,731       80,450      70,695
                                       ----------   ----------  ----------

TOTAL CURRENT ASSETS                    1,344,272    2,265,753   2,196,983
                                       ----------   ----------  ----------

NON-CURRENT ASSETS
Plant and equipment                 7      93,594      157,752     179,834
                                       ----------   ----------  ----------

TOTAL NON-CURRENT ASSETS                   93,594      157,752     179,834
                                       ----------   ----------  ----------

TOTAL ASSETS                            1,437,866    2,423,505   2,376,817
                                       ----------   ----------  ----------

CURRENT LIABILITIES
Accounts payable                    8     104,555      176,226     133,817
Borrowings                         11       8,551       14,413      28,052
Provisions                          9       6,723       11,331       5,431
                                       ----------   ----------  ----------

TOTAL CURRENT LIABILITIES                 119,829      201,970     167,300
                                       ----------   ----------  ----------

NON-CURRENT LIABILITIES
Accounts payable                   10     210,834      355,359     478,693
Borrowings                         11      32,594       54,936      41,760
Provisions                         12       4,746        8,000           -
                                       ----------   ----------  ----------

TOTAL NON-CURRENT LIABILITIES             248,174      418,295     520,453
                                       ----------   ----------  ----------

TOTAL LIABILITIES                         368,003      620,265     687,753
                                       ----------   ----------  ----------

NET ASSETS                              1,069,863    1,803,240   1,689,064
                                       ==========   ==========  ==========

SHAREHOLDERS' EQUITY
Share capital                      13     820,692    1,383,266   1,383,266
Reserves                           14     (46,626)           -           -
Retained Profits                          295,797      419,974     305,798
                                       ----------   ----------  ----------

TOTAL SHAREHOLDERS' EQUITY              1,069,863    1,803,240   1,689,064
                                       ==========   ==========  ==========



    Notes to and forming part of the accounts are included on pages 8 to 17.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
                  STATEMENT OF CASH FLOWS FOR THE YEARS ENDED
                  -------------------------------------------
                    30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
                    ---------------------------------------


                                                   Note        1998          1998         1997
                                                               $US            $A           $A
Cash Flows from Operating Activities
  Receipts from parent company                                 920,873     1,423,737     937,000
  Payments to suppliers and employees                         (861,778)   (1,332,371)   (898,813)
  Interest received                                              2,761         4,269       3,325
                                                            ----------   -----------   ---------

Net cash provided by operating activities            18(b)      61,856        95,635      41,512
                                                            ----------   -----------   ---------


Cash Flows from Investing Activities
  Payment for property, plant and equipment                    (25,442)      (39,335)   (121,573)
  Proceeds from sale of property, plant and equipment           12,613        19,500      37,996
                                                            ----------   -----------   ---------

Net cash  used in investing activities                         (12,829)      (19,835)    (83,577)
                                                            ----------   -----------   ---------


Cash Flows from Financing Activities
  Repayment of borrowings                                      (13,061)      (20,193)    (32,164)
                                                            ----------   -----------   ---------

Net cash used in financing activities                          (13,061)      (20,193)    (32,164)
                                                            ----------   -----------   ---------

Net increase in cash held                                       35,966        55,607     (74,229)
Foreign currency translation                                    (4,467)            -           -

Cash at the Beginning of the Financial Year                      8,179        11,269      85,498
                                                            ----------   -----------   ---------

Cash at End of the Financial Year                    18(a)      39,678        66,876      11,269
                                                            ==========   ===========   =========




    Notes to and forming part of the accounts are included on pages 8 to 17.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
          30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
          ----------------------------------------------------------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Reporting Framework

The financial report is a general purpose financial report which has been prepared in accordance with the Corporations Law, applicable Accounting Standards and Urgent Issues Group Consensus Views, and complies with other requirements of the law.

The financial report has been prepared on the basis of historical cost and except where stated, do not take into accounting changing money values or current valuations of non current assets. Cost is based on the fair values of the consideration given in exchange for assets.

Significant Accounting Policies

Accounting policies are selected and applied in a manner which ensures that the resultant financial information satisfies the concepts of relevance and reliability, thereby ensuring that the substance of the underlying transactions and other events is reported.

In addition to the accounting policies prescribed by applicable Accounting Standards and Urgent Issues Group Consensus Views, the following significant accounting policies have been adopted in the preparation and presentation of this special purpose financial report:

(a) Non-Current Assets

    Non-current assets are written down to recoverable amount where the carrying value of any non-current asset exceeds recoverable amount. Recoverable amount is determined as the present value of the amount expected to be recovered through the cash inflows and outflows arising from the continued used and subsequent disposal of the non-current asset. In determining the recoverable amount of non-current assets the expected net cash flows have not been discounted to their present value.

(b) Depreciation

    Depreciation is provided on a straight line basis on all plant and equipment at rates calculated to allocate the cost less estimated residual value, against revenue over the estimated useful lives of the assets. Leasehold improvements are depreciated over the period of the lease or the estimated useful life, whichever is the shorter, using the straight line method. The following estimated useful lives are used in the calculation of depreciation:

    *   Plant and equipment          2 - 11 Years
    *   Leasehold improvements           11 Years

                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
           30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
           ----------------------------------------------------------
                                  (Continued)
                                  -----------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c) Leased Assets

    Leased assets classified as finance leases and capitalised as fixed assets. The amount initially brought to account is the present value of minimum lease payments.

    A finance lease is one which effectively transfers from the lessor to the lessee substantially all the risks and benefits incidental to ownership of the leased property.

    Capitalised leased assets are amortised on a straight line basis over the estimated useful life of the asset.

    Finance lease payments are allocated between interest expense and the reduction of lease liability over the term of the lease. The interest expense is determined by applying the interest rate implicit in the lease to the outstanding lease liability at the beginning of each lease payment period.

    Operating lease payments are charged as an expense in the period in which they are incurred.

(d) Foreign Currency

    All foreign currency transactions during the year have been brought to account using the exchange rate in effect at the date of the transaction. Foreign currency monetary items at balance date are translated at the exchange rate existing at that date.

    All exchange differences are brought to account in the profit and loss statement of the financial period in which they arise.

(e) Income Tax

    Tax effect accounting principles have been adopted whereby income tax expense has been calculated on pre-tax accounting profits after adjustment for permanent differences. The tax effect of timing differences, which occur when items are included or allowed for income tax purposes in a period different to that for accounting, is shown at current taxation rates in provision for deferred income tax and future income tax benefit, as applicable. A future income tax benefit in relation to timing differences and tax losses is not carried forward as an asset unless the directors regard realisation of the benefit as being assured beyond reasonable doubt.

(f) Employee Entitlements

    Liabilities for employees' entitlements to wages and salaries, annual leave, sick leave, and other current employee entitlements are accrued at nominal amounts. Liabilities for long service leave, which are not expected to be paid or settled within twelve months of balance date, are accrued in respect of all employees at the present value of future amounts expected to be paid.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
          30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
          ----------------------------------------------------------
                                  (Continued)
                                  -----------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g) Receivables

    Trade receivables and other receivables are recorded at amounts due less any provision for doubtful debts.

(h) Accounts Payable

    Trade payables and other accounts payable are recognised when the company becomes obliged to make future payments resulting from the purchase of goods and services.

(i) Comparative Figures

    Comparative figures are, where appropriate, reclassified so as to be comparable with the figures presented for the current financial year.

(j) Acquisition of Assets

    Assets acquired are recorded at the cost of acquisition, being the purchase consideration determined as at the date of acquisition plus costs incidental to the acquisition.

    In the event that settlement of all or part of the cash consideration given in the acquisition of an asset is deferred, the fair value of the purchase consideration is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

(k)  United States Generally Accepted Accounting Principles

    There were no material differences between US GAAP and Australian GAAP in the periods presented, and as such no reconciliation of net profit, share holders equity and balance sheet is required.

(l) Convenience Translation

    The financial statements are stated in Australian dollars, the currency of Australia. The US Dollar equivalent financial statements are presented solely for the convenience of the reader and should not be construed as representations that the amount stated in Australian dollars have been or could have been or could be now or at any time in the future converted into US Dollars at this or any other rate of exchange. The exchange rates used for the purpose of this disclosure are the daily published bank rates, which were 30 September 1997 A$1.00 = US$0.7258, 30 September 1998 A$1.00 -
    US$0.5933, average for the year ended 30 September 1998 A$1.00 = US0.6468.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
          30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
          ----------------------------------------------------------
                                  (Continued)
                                  -----------

                                                               1998        1998        1997        1996
2.          OPERATING PROFIT                                    $US         $A          $A          $A

The operating profit before income tax is arrived at after charging the following items :

Revenue

Other revenue:
  Interest - other persons                                    2,761       4,269       3,325      19,977
  Proceeds on disposal of fixed assets                        4,204       6,500      25,446      35,166
  Proceeds on disposal of asset on finance lease              8,408      13,000      12,550     134,405
  Service Fees                                              892,083   1,379,225     929,988   1,882,457
                                                           --------  ----------    --------  ----------

Total operating revenue                                     907,456   1,402,994     971,309   2,072,005
                                                           --------  ----------    --------  ----------

Expenses

Amortisation of leased assets                                10,748      16,617      21,368      32,053
Depreciation of property, plant and equipment                28,236      43,655      53,566      94,891
Finance charges - lease liability                             4,618       7,139       9,068      11,395
Provision for employee entitlements                          18,865      29,166      13,536      25,036
Rental - operating leases                                    30,455      47,086      57,700     219,498
Bad debts                                                         -           -           -       2,441
Net exchange loss on foreign currency transactions                -           -           -      73,044

3.  ABNORMAL ITEMS

Abnormal revenue
  Surplus lease space                                             -           -     104,953     157,829
  Applicable income tax                                           -           -           -      56,818
                                                           --------  ----------    --------  ----------

                                                                  -           -     104,953     101,011
                                                           ========  ==========    ========  ==========

4.  INCOME TAX

Operating profit before income tax                           81,098     125,384      81,833      70,937
                                                           --------  ----------    --------  ----------

Income tax expense calculated at 36%
of operating profit                                          29,195      45,138      29,460      25,537
Tax effect of permanent differences :
  Legal fees                                                  3,742       5,786           -       2,880
  Entertainment                                               1,686       2,606       2,696       1,061
Future income tax benefit not previously
recognised now brought to account                           (27,374)    (42,322)          -     (80,993)
Under provision for income tax in previous year                   -           -      12,348           -
                                                           --------  ----------    --------  ----------

Income tax expense attributable to
operating profit                                              7,249      11,208      44,504     (51,515)
                                                           ========  ==========    ========  ==========

                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
                    30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
                    ---------------------------------------
                                  (Continued)
                                  -----------

                                                       1998                1998          1997
                                                         $US                 $A            $A
5.    CURRENT RECEIVABLES

Trade debtors                                              -                  -        12,897
Sundry debtors                                        22,281             37,554        12,518
Amounts receivable from parent entity              1,234,582          2,080,873     2,080,873
                                                  ----------         ----------    ----------

                                                   1,256,863          2,118,427     2,106,288
                                                  ==========         ==========    ==========


6.    OTHER CURRENT ASSETS

Prepayments                                           20,513             34,574        13,611
Future income tax benefit:
  - attributable to timing difference                  4,135              6,970        18,433
  - attributable to tax losses                        23,083             38,906        38,651
                                                  ----------         ----------    ----------

                                                      47,731             80,450        70,695
                                                  ==========         ==========    ==========

7.    PLANT AND EQUIPMENT

Plant and equipment - at cost                        103,825            174,996       273,441
Provision for depreciation                           (53,972)           (90,969)     (171,201)
                                                  ----------         ----------    ----------

                                                      49,853             84,027       102,240
                                                  ----------         ----------    ----------

Plant and equipment under lease - at cost             58,588             98,750        90,450
Provision for amortisation                           (15,470)           (26,075)      (22,945)
                                                  ----------         ----------    ----------

                                                      43,118             72,675        67,505
                                                  ----------         ----------    ----------

Leasehold improvements - at cost                         896              1,510        12,622
Accumulated depreciation                                (273)              (460)       (2,533)
                                                  ----------         ----------    ----------

                                                         623              1,050        10,089
                                                  ----------         ----------    ----------

Total plant and equipment                             93,594            157,752       179,834
                                                  ==========         ==========    ==========

8.    CURRENT ACCOUNTS PAYABLE

Unsecured - trade creditors                          104,555            176,226       133,817
                                                  ==========         ==========    ==========


                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
          30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
          ----------------------------------------------------------
                                  (Continued)
                                  -----------

                                                                    1998         1998         1997
9.    CURRENT PROVISIONS                                             $US           $A           $A

Annual leave                                                       6,723        11,331        5,431
Provision for income tax                                               -             -            -
Provision for surplus lease space                                      -             -            -
                                                              ----------   -----------  -----------
                                                                   6,723        11,331        5,431
                                                              ==========   ===========  ===========

10.   NON CURRENT ACCOUNTS PAYABLE

Creditors                                                              -             -            -
Amounts payable to related entity - QMS Europe B.V.              208,854       352,021      476,994
Amounts payable to related entity - Alto Imaging
  Group B.V.                                                       1,980         3,338        1,699
                                                              ----------   -----------  -----------

                                                                 210,834       355,359      478,693
                                                              ==========   ===========  ===========

11.   BORROWINGS

Current
-------
Secured - lease liability (Note 15)                                8,551        14,413       19,321
Unsecured - Bank Overdraft                                             -             -        8,731
                                                              ----------   -----------  -----------

                                                                   8,551        14,413       28,052
                                                              ==========   ===========  ===========
Non-Current
-----------
Secured - lease liability (Note 15)                               32,594        54,936       41,760
                                                              ==========   ===========  ===========

Lease liability is secured by a chattel mortgage over the relevant leased assets.

12.   NON-CURRENT PROVISIONS

Long service leave                                                 4,746         8,000            -
                                                              ==========   ===========  ===========

13.   SHARE CAPITAL

(a) Authorised Capital
10,000,000 ordinary shares of $1.00 each                       5,933,000    10,000,000   10,000,000

(b) Issued Capital
1,383,266 ordinary shares of $1.00 each
fully paid                                                       820,692     1,383,266    1,383,266
                                                              ==========   ===========  ===========

14.   RESERVES

Foreign currency translation                                     (46,626)            -            -
                                                              ==========   ===========  ===========


                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
          30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
          ----------------------------------------------------------
                                  (Continued)
                                  -----------


                                                              1998       1998     1997      1996
                                                               $US         $A       $A        $A
15.     EXPENDITURE COMMITMENTS

Lease expenditure commitments

Operating lease (non-cancellable)
- not later than one year                                   48,885     82,395   15,533   113,460
- later than one year but not later than two years          68,469    115,404        -    74,653
- later than two years but not later than five years       225,262    379,677        -     4,560
                                                          --------   --------  -------  --------

                                                           342,616    577,476   15,533   192,673
                                                          ========   ========  =======  ========
Finance leases
- not later than one year                                   12,169     20,511   24,899    41,231
- later than one year but not later than two years          26,637     44,897   12,178    24,899
- later than two years but not later than five years         8,596     14,489   36,564    48,743
                                                          --------   --------  -------  --------

Minimum lease payments                                      47,402     79,897   73,641   114,873
Deduct future finance charges                                6,257     10,548   12,560    21,628
                                                          --------   --------  -------  --------

Finance lease liabilities                                   41,145     69,349   61,081    93,245
                                                          ========   ========  =======  ========

Included in the accounts as :
- current liability (note 11)                                8,551     14,413   19,321    32,164
- non current liability (note 11)                           32,594     54,936   41,760    61,081
                                                          --------   --------  -------  --------

                                                            41,145     69,349   61,081    93,245
                                                          ========   ========  =======  ========

16.     CONTINGENT LIABILITIES

Contingent liabilities of the company at year end are:

Bank guarantee                                              16,112     27,156        -         -
Indemnity Guarantee                                          5,933     10,000   10,000    10,000
                                                          ========   ========  =======  ========

17.     AUDITORS REMUNERATION

Amounts received, or due and receivable, by the auditors from thec ompany and any related body corporate for:


a) Audit of the accounts                                     3,263      5,500    5,500     7,500
b) Other Services                                            6,823     11,500    8,000    37,525
                                                          --------   --------  -------  --------


                                                            10,086     17,000   13,500    45,025
                                                          ========   ========  =======  ========


                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
          30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
          ----------------------------------------------------------
                                  (Continued)
                                  -----------

                                                           1998      1998       1997
                                                            $US        $A         $A
18. NOTES TO THE STATEMENT
     OF CASH FLOWS

(a)  Reconciliation of Cash
     For the purposes of the statement of cash flows, cash includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdraft. Cash at the end of the financial year as shown in the statement of cash flows is reconciled to the related items on the balance sheet as follows:


     Cash/(overdraft)                                    26,868    45,285     (8,731)
     Term deposit                                        12,810    21,591     20,000
                                                         ------    ------     ------

                                                         39,678    66,876     11,269
                                                         ======    ======     ======

(b) Reconciliation of net cash provided by operating activities to operating profit after income tax

       Operating profit after tax                        73,849   114,176     37,329
       Depreciation/amortisation                         38,983    60,272     74,934
       Loss on disposal of fixed assets                   6,537    10,106          -
       Changes in net assets and liabilities:
        (Increase)/decrease in receivables               (7,852)  (12,139)    22,487
        (Increase)/decrease in prepayments              (13,559)  (20,963)    12,331
        Decrease in future income tax benefits            7,249    11,208     34,400
        Increase in provision for employee entitlement    8,991    13,900      1,865
        Increase in current payables                     27,430    42,409     34,414
        (Decrease) in provision for income tax                -         -    (41,969)
        (Decrease) in surplus lease space                     -         -   (157,829)
        (Decrease)/increase in non current payables     (79,772) (123,334)    23,550
                                                        -------  --------   --------

       Net cash provided by operating activities         61,856    95,635     41,512
                                                        =======  ========   ========


                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
          30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
          ----------------------------------------------------------
                                  (Continued)
                                  -----------


19. FINANCIAL INSTRUMENTS

Significant accounting policies, including the criteria for recognition, the basis of measurement and the basis on which revenues and expenses are recognised in respect of each class of financial asset and liability are disclosed in Note 1 to the accounts.

Interest Rate Risk

The following table details the company's exposure to interest risk as at the reporting date.

                                                                    Fixed Interest Rate Maturity
                            -------------------------------------------------------------------------------------------------------

                                 Average       Variable                                More             Non            Total
                                 Interest      Interest    Less than 1      1 to5      than 5         Interest           $
                                  Rate           Rate         Year           Years     Years          Bearing
                                   %              $            $              $          $                $
                            -------------------------------------------------------------------------------------------------------

1998


Financial Assets
Cash                             3.669          44,985               -            -              -           300       45,285
Investments                       4.10          21,591               -            -              -             -       21,591
Receivables                            -               -               -            -              -     2,118,427    2,118,427
                            -------------------------------------------------------------------------------------------------------

                                                66,576                 -            -              -    2,118,727    2,185,303
                            =======================================================================================================



Financial Liabilities
Accounts Payable                       -               -                -            -              -        531,585     531,585
Finance Lease Liability          10.50                 -           14,413       54,936              -              -      69,349
Employee Entitlements                  -               -                -            -              -         19,331      19,331
                            -------------------------------------------------------------------------------------------------------
                                                       -            14,413       54,936              -        550,916     620,265
                            =======================================================================================================

1997

Financial Assets                  5.40            20,000                -             -              -      2,106,288   2,126,288
                            -------------------------------------------------------------------------------------------------------


Financial Liabilities             3.59             8,731           19,321       41,760               -        617,941     687,753



Credit Risk

The company does not have any significant credit risk exposure.

Net Fair Value

The carrying value of financial assets and liabilities recorded in the financial statements represent their respective fair values, in accordance with the accounting policies disclosed in Note 1 to the accounts.

20.  SEGMENT REPORTING

The company operates predominantly in one industry, being distribution, sales and technical support and one geographical segment being Australia.

21. RELATED PARTIES

During the year the company received service fees of $1,379,225 (1997: $929,988, 1996: $1,882,457) from its parent entity, and made purchases of $119,252 (1997:
$97,760, 1996: $372,222 (net)) from its parent entity.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
         NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEARS ENDED
         -------------------------------------------------------------
          30 SEPTEMBER 1996, 30 SEPTEMBER 1997 AND 30 SEPTEMBER 1998
          ----------------------------------------------------------
                                  (Continued)
                                  -----------


22. ECONOMIC DEPENDENCY

The company is economically dependent upon a related entity, QMS Europe BV from whom they receive service fees on a cost-plus basis in respect of expenditure incurred locally.

           CONSOLIDATED INTERIM FINANCIAL STATEMENTS OF QMS EUROPE
            B.V. FOR THE SIX MONTHS ENDED APRIL 2, 1999 (UNAUDITED)

Table of contents

CONSOLIDATED STATEMENTS OF EARNINGS FOR THE SIX MONTHS ENDED APRIL
2, 1999 (UNAUDITED) AND APRIL 3, 1998 ....................................................................  2

CONSOLIDATED BALANCE SHEETS AS AT APRIL 2, 1999 (UNAUDITED) AND OCTOBER 2, 1998 ..........................  3

NOTES TO THE CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF EARNINGS
(UNAUDITED)...............................................................................................  4


                       QMS EUROPE B.V. AND SUBSIDIARIES

  CONSOLIDATED STATEMENTS OF EARNINGS FOR THE SIX MONTHS ENDED APRIL 2, 1999
                        (UNAUDITED) AND APRIL 3, 1998
                            (Amounts in thousands)

                                        Six months        Six months        Six months
                                      ended April 3,    ended April 2,    ended April 2,
                                           1998              1999              1999
                                    -----------------------------------------------------
                                            NLG              NLG               U.S.$

Net sales                                   79,711           136,773          66,947
Cost of sales                               59,691           118,032          57,774
                                    -----------------------------------------------------

Gross profit                                20,020            18,741           9,173
Selling expenses                             5,868             8,753           4,284
General and administrative expenses         10,533            15,080           7,381
                                    -----------------------------------------------------

Operating result                             3,619            -5,092          -2,492

Interest income                                159               156              76
Interest expense                              -761            -1,262            -618
Exchange gains (losses)                       -294             4,850           2,374
                                    -----------------------------------------------------

Net financial income (expense)                -896             3,744           1,832
                                    -----------------------------------------------------

Earnings (losses) before taxes               2,723            -1,348            -660
Provision for income taxes                    -989               472             231
                                    -----------------------------------------------------

Net income (loss)                            1,734              -876            -429
                                    =====================================================

             CONSOLIDATED BALANCE SHEETS AS AT APRIL 2, 1999
                       (UNAUDITED) AND OCTOBER 2, 1998
                            (Amounts in thousands)

                                                 October 2, 1998   April 2, 1999    April 2, 1999
                                               ---------------------------------------------------
                                                       NLG              NLG             U.S.$
ASSETS
Current assets
    Cash and cash equivalents                              1,912            7,193            3,521
    Inventories                                           28,192           47,188           23,097
    Accounts receivable                                   29,313           49,346           24,154
    Deferred income taxes                                      0              472              231
    Other receivables                                      2,402            3,695            1,809
    Receivables from group companies                       2,594            6,552            3,207
                                               ---------------------------------------------------
                                                          64,413          114,446           56,019
Fixed assets
    Property and equipment, net                            2,739            3,396            1,662
                                               ---------------------------------------------------

Total assets                                              67,152          117,842           57,681
                                               ===================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Line of credit                                       13,549           31,152           15,248
    Accounts payable                                      16,498           44,419           21,742
    Accrued expenses                                       8,067           16,303            7,980
    Other taxes and social security                          881            1,615              791
    Income taxes                                             533            4,814            2,356
                                               ---------------------------------------------------
                                                          39,528           98,303           48,117

Long term debt                                             9,276            2,043            1,000

Stockholders' equity
    Common shares                                             35               35               17
    Additional paid-in capital                               215              215              105
    Retained earnings                                     18,098           17,246            8,442
                                               ---------------------------------------------------

                                                          18,348           17,496            8,564
                                               ---------------------------------------------------


Total liabilities and stockholders' equity                67,152          117,842           57,681
                                               ===================================================


                       QMS EUROPE B.V. AND SUBSIDIARIES

           NOTES TO THE CONSOLIDATED BALANCE SHEETS AND STATEMENTS
                            OF EARNINGS (UNAUDITED)


Note 1. Significant accounting policies

General - QMS Europe B.V. ("QMS Europe") is engaged in the assembling, marketing, sale and servicing of intelligent non-impact printing systems.


QMS Europe is wholly owned by ALTO Imaging Group N.V. QMS Europe and its parent company ALTO Imaging Group N.V. form a fiscal unity.

Presentation - The accompanying consolidated balance sheets and statements of earnings include the accounts of QMS Europe, Utrecht, The Netherlands, and its consolidated subsidiaries (collectively "the Company"). The Company follows accounting principles that conform to those generally accepted in the United States of America. The accompanying financial statements are stated in Netherlands guilders, the currency in which the Company principally operates. For the convenience of the reader, Netherlands Guilder amounts presented as of and for the period ended April 2, 1999 have been translated into U.S. dollars using the exchange rate in effect on April 2, 1999 of U.S.$1.00 = NLG
2.04300706. Such translations should not be construed as representations that the Netherlands guilders amounts could be converted in U.S. dollars at those or any other exchange rate.

Principles of consolidation - The consolidated financial statements include the accounts of QMS Europe and the following fully owned subsidiaries.


Name of Company                    Statutory domicile              Percentage of
                                                                     ownership
------------------------------------------------------------------------------------------
                                                                                 %
QMS GmbH                           Munich, Germany                             100
QMS SARL                           Paris, France                               100
QMS (UK) Limited                   Egham, United Kingdom                       100
QMS Nordic AB                      Stockholm, Sweden                           100

All significant intercompany profits transactions and balances have been eliminated in consolidation.

Foreign currency - Balance sheet items recorded in currencies other than Netherlands Guilders (hereafter referred to as foreign currencies) have been translated at the respective balance sheet dates. Transactions have been translated at the rate in effect on the transaction date and resulting exchange gains and losses are included in determining net income. The financial position and results of operations of the foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of such subsidiaries are translated using the exchange rate at the respective balance sheet dates. Revenues and expenses of the subsidiaries have been translated at average exchange rates for the corresponding period. These related translation adjustments are included as a component of stockholders' equity.

Basis of accounting - The assets and liabilities are stated at historical cost unless otherwise mentioned.

Fair value of financial instruments - The carrying amount of cash, accounts receivable, current liabilities and long term debts approximates fair value.

Tangible fixed assets - Tangible fixed assets are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method based on estimated useful lives of the related assets. In the case of leasehold improvements, the useful lives do not exceed the remaining term of the corresponding lease.

Assigned economic lives of QMS Europe's tangible fixed assets are as follows:


Category                                                         Assigned economic life
--------                                                         ----------------------
Equipment                                                        2-5 years
Leasehold improvements                                           5 years
Other assets                                                     4-5 years


Inventories - Inventories are stated at the lower of historical cost based on the first-in, first-out ("FIFO") method or market value. Allowances are made for slow moving, obsolete or unsaleable stock.

Receivables - Receivable are recorded at face value less allowance for doubtful receivables.

Income taxes - No differences exist between the financial statements prepared under generally accepted accounting principles and their tax basis except for certain permanent differences.

Recognition of revenues, income and expense - Sales and corresponding cost of sales are realized upon shipment of products to distributors, value added resellers and original equipment manufacturers. Operating income and expenses are recognized in the statement of earnings as incurred or earned.

Use of estimates - The preparation of QMS Europe's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and reported amounts of revenue and expense during the reported periods. Actual results could differ from those estimates.

New accounting pronouncements - On June 16, 1998, the Financial Standards Board ("FASB") in the United States of America issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 requires fair value accounting for all stand-alone derivatives and many derivatives embedded in other instruments and contracts. Companies are required to adopt SFAS 133 for fiscal years starting after June 15, 2000. Management has not yet reviewed the possible impact on future earnings.


Amounts in thousands of Netherlands guilders ("NLG") - Unless otherwise indicated, all amounts included in the Notes to the Consolidated Financial Statements are stated in thousands of Netherlands guilders.


Note 2. Tangible fixed assets

Tangible fixed assets consist of the following:

                                                Equipment        Leasehold           Other          Total
                                                                 improvements        assets
                                           ----------------------------------------------------------------


Cost, April 2, 1999                                    9,471         1,401            1,327         12,199
Accumulated depreciation                               6,540         1,243            1,020          8,803
                                           ----------------------------------------------------------------
Net book value, April 2, 1999                          2,931           158              307          3,396
                                           ================================================================


Note 3. Inventories

Inventories consist of the following:

                                                                                           April 2, 1999
                                                                                        -----------------

Raw materials                                                                                      25,149
Finished goods                                                                                     27,089
                                                                                        -----------------
                                                                                                   52,238
Allowance for the lower market value                                                               -2,338
Allowance for obsolescence                                                                         -2,712
                                                                                        -----------------
Total inventories, net                                                                             47,188
                                                                                        =================

Note 4. Accounts receivable

Accounts receivable consist of the following:

                                                                                           April 2, 1999
                                                                                        -----------------

Accounts receivable                                                                                49,524
Allowance for doubtful receivables                                                                   -178
                                                                                        -----------------
Total accounts receivable, net                                                                     49,346
                                                                                        =================

The accounts receivable are pledged as collateral for the line of credit

Note 5. Deferred income taxes

This amount reflects a deferred tax asset resulting from the loss for the period from October 4, 1998 through April 2, 1999. It is expected that this deferred income tax asset will be realized in the next fiscal year.

Note 6. Line of credit

QMS Europe has a floating line of credit with a bank, amounting to a maximum of 85% of trade receivables plus 50% of inventory less trade creditors subject to a maximum of NLG 5,000,000). The interest rate amounts to AIBOR + 1.25 % (with a minimum of 4% per annum)

Note 7. Long-term debt

Long-term debt is a debt from a related party and consists of the following:

                                               Interest     Nominal value                  April 2, 1999
                                           --------------------------------             ------------------


Jalak Investments B.V.                               6.0%         US$ 1,000                          2,043
                                                        -------------------             ------------------

Total long-term debt                                                 $1,000                          2,043
                                                        ===================             ==================

Note 8. Stockholders' equity

Share capital - The authorized common stock of QMS Europe consists of 35 shares with a par value of NLG 1,000.
Movement in stockholders' equity - The movement in stockholders' equity can be summarized as follows:

                                     Common stock     Additional        Retained           Total
                                                    paid-in capital     earnings
                                   ------------------------------------------------------------------


Balance October 2, 1998                      35              215           18,098           18,348

Net loss                                      -                -             -876             -876
Cumulative translation
Adjustment                                    -                -               24               24
                                   ------------------------------------------------------------------

Balance April 2, 1999                        35              215           17,246           17,496
                                   ==================================================================


Note 9. Sales by geographical area

                                                                               Six months ended
                                                                                 April 2, 1999
                                                                           -----------------------

The Netherlands                                                                             11,874
European Community, except The
Netherlands                                                                                 84,839
Europe-other                                                                                29,537
North America                                                                                  855
Other areas                                                                                  9,668
                                                                           -----------------------
Total Sales                                                                                136,773
                                                                           =======================


Note 10. Cost of sales

Included in the cost of sales is an estimated loss of NLG 3,335,000 as a result of firm purchase commitments to reflect inventory at lower of cost or market value.

Note 11. Commitments and contingencies

Commitments and contingencies are as follows:

                                                Bank                      Rental             Lease
                                                guarantees                commitments        commitments
                                             ------------------------------------------------------------

1999                                                          535                 646                 597
2000                                                            0                 932                 849
2001                                                            0                 436                 321
2002                                                            0                 259                  33
2003                                                            0                 481                   0
                                             ------------------------------------------------------------
                                                              535               2,754               1,800
                                             ============================================================

Note 12. Subsequent events

As of June 7, 1999, all shares of QMS Europe have been sold to QMS Inc, Mobile, USA. As a result of the acquisition, the fiscal unity between QMS Europe and Alto Imaging Group N.V. ceased to exist as of October 3, 1998.

                          QMS Australia
                          Pty Ltd



                          ACN 007 320 381

                          Unaudited Financial Report for the
                          six months ended 31 March 1998 and six months ended 31 March 1999.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
                                ACN 007 320 381
                          UNAUDITED FINANCIAL REPORT
                          --------------------------
                           FOR THE SIX MONTHS ENDED
                           ------------------------
               31 MARCH 1998 AND SIX MONTHS ENDED 31 MARCH 1999
               ------------------------------------------------



INDEX                                                           PAGE NUMBER
-----                                                           -----------

 1.     Profit & Loss Accounts                                       1

 2.     Balance Sheets                                               2

 3.     Notes to and forming part of the accounts                    6 - 12

                             QMS AUSTRALIA PTY LTD
                             ---------------------
               PROFIT AND LOSS ACCOUNT FOR THE SIX MONTHS ENDED
               ------------------------------------------------
   31 MARCH 1998 (UNAUDITED) AND SIX MONTHS ENDED 31 MARCH 1999 (UNAUDITED)
   ------------------------------------------------------------------------



                                                       Unaudited  Unaudited  Unaudited
                                          Note          6 Months   6 Months   6 Months
                                                        March 99   March 99   March 98
                                                          $US         $A         $A

Operating profit                                2        46,515     73,998     43,104
Income tax expense attributable to
operating profit                                3        19,103     30,390          -
                                                       --------   --------   --------

OPERATING PROFIT AFTER INCOME TAX                        27,412     43,608     43,104

Retained profits at the beginning of
the financial year                                      249,170    419,974    305,798
                                                       --------   --------   --------

RETAINED PROFITS AT THE END
OF THE FINANCIAL YEAR                                   276,582    463,582    348,902
                                                       ========   ========   ========


Figures were calculated based on the following exchange rates:

Half year average March 1999: A$1.00 = $0.6286
31 March 1999: A$1.00 = $0.6315
30 September 1998 A$1.00 = $0.5933

                             QMS AUSTRALIA PTY LTD
                             ---------------------
                              BALANCE SHEET AS OF
                              -------------------
                30 SEPTEMBER 1998 &  31 MARCH 1999 (UNAUDITED)
                ----------------------------------------------

                                          Unaudited   Unaudited
                                           March 99    March 99   Sept 1998
                                              $US          $A        $A
                                 Note
CURRENT ASSETS

Cash                                       49,458      78,318        45,285
Term Deposits                              13,635      21,591        21,591
Receivables                         4   1,314,071   2,080,873     2,118,427
Other                               5      53,578      84,843        80,450
                                       ----------  ----------    ----------

TOTAL CURRENT ASSETS                    1,430,742   2,265,625     2,265,753
                                       ----------  ==========    ----------


NON-CURRENT ASSETS

Plant and equipment                 6     110,560     175,075       157,752
                                       ----------  ----------    ----------

TOTAL NON-CURRENT ASSETS                  110,560     175,075       157,752
                                       ----------  ----------    ----------

TOTAL ASSETS                            1,541,302   2,440,700     2,423,505
                                       ----------  ----------    ----------

CURRENT LIABILITIES

Accounts payable                    7      70,783     112,087       176,226
Borrowings                         10       9,102      14,413        14,413
Provisions                          8       9,234      14,623        11,331
                                       ----------  ----------    ----------

TOTAL CURRENT LIABILITIES                  89,119     141,123       201,970
                                       ----------  ----------    ----------

NON-CURRENT LIABILITIES

Accounts payable                    9     252,470     399,793       355,359
Borrowings                         10      28,377      44,936        54,936
Provisions                         11       5,052       8,000         8,000
                                       ----------  ----------    ----------

TOTAL NON-CURRENT LIABILITIES             285,899     452,729       418,295
                                       ----------  ----------    ----------

TOTAL LIABILITIES                         375,018     593,852       620,265
                                       ----------  ----------    ----------

NET ASSETS                              1,166,284   1,846,848     1,803,240
                                       ==========  ==========    ==========

SHAREHOLDERS' EQUITY

Share capital                      12     873,532   1,383,266     1,383,266
Reserves                           13      16,170           -             -
Retained Profits                          276,582     463,582       419,974
                                       ----------  ----------    ----------

TOTAL SHAREHOLDERS' EQUITY              1,166,284   1,846,848     1,803,240
                                       ==========  ==========    ==========


                             QMS AUSTRALIA PTY LTD
                             ---------------------
               STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED
               ------------------------------------------------
   31 MARCH 1998 (UNAUDITED) AND SIX MONTHS ENDED 31 MARCH 1999 (UNAUDITED)
   ------------------------------------------------------------------------



                                                                Unaudited   Unaudited   Unaudited
                                                                 March 99    March 99    March 98
                                                                   US$          $A          $A
                                                        Note

Cash Flows from Operating Activities
  Receipts from parent company                                    538,191     856,174     599,183
  Payments to suppliers and employees                            (481,874)   (766,585)   (475,512)
  Interest received                                                 1,488       2,367       2,103
                                                                 --------   ---------   ---------

Net cash provided by operating activities                14(b)     57,805      91,956     125,774
                                                                 --------   ---------   ---------


Cash Flows from Investing Activities
  Payment for property, plant and equipment                       (30,753)    (48,923)    (42,874)
  Proceeds from sale of property, plant and equipment                   -           -       2,769
                                                                 --------   ---------   ---------

Net cash provided by/(used in) investing activities               (30,753)    (48,923)    (40,105)
                                                                 --------   ---------   ---------


Cash Flows from Financing Activities
  Repayment of borrowings                                          (6,286)    (10,000)          -
  Proceeds from borrowings                                              -           -      13,170
                                                                            ---------   ---------

Net cash provided by/(used in) financing activities                (6,286)    (10,000)     13,170
                                                                 --------   ---------   ---------

Net increase in cash held                                          20,766      33,033      98,839
Foreign Exchange adjustment                                         2,649           -           -

Cash at the Beginning of the Financial Period                      39,678      66,876      11,269
                                                                 --------   ---------   ---------

Cash at End of the Financial Period                      14(a)     63,093      99,909     110,108
                                                                 ========   =========   =========


                             QMS AUSTRALIA PTY LTD
                            ----------------------
      NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE SIX MONTHS ENDED
      ------------------------------------------------------------------
   31 MARCH 1998 (UNAUDITED) AND SIX MONTHS ENDED 31 MARCH 1999 (UNAUDITED)
   ------------------------------------------------------------------------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Reporting Framework

The financial report is a general purpose financial report which has been prepared in accordance with the Corporations Law, applicable Accounting Standards and Urgent Issues Group Consensus Views, and complies with other requirements of the law.

The financial report has been prepared on the basis of historical cost and except where stated, do not take into accounting changing money values or current valuations of non current assets. Cost is based on the fair values of the consideration given in exchange for assets.

Significant Accounting Policies

Accounting policies are selected and applied in a manner which ensures that the resultant financial information satisfies the concepts of relevance and reliability, thereby ensuring that the substance of the underlying transactions and other events is reported.

In addition to the accounting policies prescribed by applicable Accounting Standards and Urgent Issues Group Consensus Views, the following significant accounting policies have been adopted in the preparation and presentation of this special purpose financial report:

(a) Non-Current Assets

    Non-current assets are written down to recoverable amount where the carrying value of any non-current asset exceeds recoverable amount. Recoverable amount is determined as the present value of the amount expected to be recovered through the cash inflows and outflows arising from the continued used and subsequent disposal of the non-current asset. In determining the recoverable amount of non-current assets the expected net cash flows have not been discounted to their present value.

(b) Depreciation

    Depreciation is provided on a straight line basis on all plant and equipment at rates calculated to allocate the cost less estimated residual value, against revenue over the estimated useful lives of the assets. Leasehold improvements are depreciated over the period of the lease or the estimated useful life, whichever is the shorter, using the straight line method. The following estimated useful lives are used in the calculation of depreciation:

 .   Plant and equipment    2 - 11 Years
 .   Leasehold improvements     11 Years

                             QMS AUSTRALIA PTY LTD
                             ---------------------
      NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE SIX MONTHS ENDED
      ------------------------------------------------------------------
   31 MARCH 1998 (UNAUDITED) AND SIX MONTHS ENDED 31 MARCH 1999 (UNAUDITED)
   ------------------------------------------------------------------------
                                  (Continued)
                                  -----------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c) Leased Assets

    Leased assets classified as finance leases and capitalised as fixed assets. The amount initially brought to account is the present value of minimum lease payments.

    A finance lease is one which effectively transfers from the lessor to the lessee substantially all the risks and benefits incidental to ownership of the leased property.

    Capitalised leased assets are amortised on a straight line basis over the estimated useful life of the asset.

    Finance lease payments are allocated between interest expense and the reduction of lease liability over the term of the lease. The interest expense is determined by applying the interest rate implicit in the lease to the outstanding lease liability at the beginning of each lease payment period.

    Operating lease payments are charged as an expense in the period in which they are incurred.

(d) Foreign Currency

    All foreign currency transactions during the year have been brought to account using the exchange rate in effect at the date of the transaction. Foreign currency monetary items at balance date are translated at the exchange rate existing at that date.

    All exchange differences are brought to account in the profit and loss statement of the financial period in which they arise.

(e) Income Tax

    Tax effect accounting principles have been adopted whereby income tax expense has been calculated on pre-tax accounting profits after adjustment for permanent differences. The tax effect of timing differences, which occur when items are included or allowed for income tax purposes in a period different to that for accounting, is shown at current taxation rates in provision for deferred income tax and future income tax benefit, as applicable. A future income tax benefit in relation to timing differences and tax losses is not carried forward as an asset unless the directors regard realisation of the benefit as being assured beyond reasonable doubt.

(f) Employee Entitlements

    Liabilities for employees' entitlements to wages and salaries, annual leave, sick leave, and other current employee entitlements are accrued at nominal amounts. Liabilities for long service leave, which are not expected to be paid or settled within twelve months of balance date, are accrued in respect of all employees at the present value of future amounts expected to be paid.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
      NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE SIX MONTHS ENDED
      ------------------------------------------------------------------
 31 MARCH 1998 (UNAUDITED) AND THE SIX MONTHS ENDED 31 MARCH 1999 (UNAUDITED)
 ----------------------------------------------------------------------------
                                  (Continued)
                                  -----------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g) Receivables

    Trade receivables and other receivables are recorded at amounts due less any provision for doubtful debts.

(h) Accounts Payable

    Trade payables and other accounts payable are recognised when the company becomes obliged to make future payments resulting from the purchase of goods and services.

(i) Comparative Figures

    Comparative figures are, where appropriate, reclassified so as to be comparable with the figures presented for the current financial year.

(j) Acquisition of Assets

    Assets acquired are recorded at the cost of acquisition, being the purchase consideration determined as at the date of acquisition plus costs incidental to the acquisition.

    In the event that settlement of all or part of the cash consideration given in the acquisition of an asset is deferred, the fair value of the purchase consideration is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

(k) United States Generally Accepted Accounting Principles

    There were no material differences between US GAAP and Australian GAAP in the periods presented, and as such no reconciliation of net profit, share holders equity and balance sheet is required.

l)  Convenience Translation

    The financial statements are stated in Australian dollars, the currency of Australia. The US Dollar equivalent financial statements are presented solely for the convenience of the reader and should not be construed as representations that the amount stated in Australian dollars have been or could have been or could be now or at any time in the future converted into US Dollars at this or any other rate of exchange. The exchange rates used for the purpose of this disclosure are the daily published bank rates, which were 31 March 1999 A$1.00 = US$0.6315, 30 September 1998 A$1.00 - US$0.5933,
    average for the six months ended 31 March 1999 A$1.00 = US0.6286.

                             QMS AUSTRALIA PTY LTD
                             ---------------------
      NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE SIX MONTHS ENDED
      ------------------------------------------------------------------
   31 MARCH 1998 (UNAUDITED) AND SIX MONTHS ENDED 31 MARCH 1999 (UNAUDITED)
   ------------------------------------------------------------------------
                                  (Continued)
                                  -----------


                                                         Unaudited    Unaudited   Unaudited
                                                          March 99     March 99    March 98
                                                             US$           $A          $A
                                                  Note
2.  OPERATING PROFIT

The operating profit before income tax is arrived at after charging the following items :

Revenue

Other revenue:
 Interest - other persons                                       1,488      2,367      2,103
 Proceeds on disposal of fixed assets                               -          -      2,768
 Proceeds on disposal of asset on finance lease                     -          -          -
 Service Fees                                                 511,690    814,016    474,137
                                                              -------   --------   --------

Total operating revenue                                       513,178    816,383    479,008
                                                              -------   --------   --------

Expenses

Amortisation of leased assets                                   5,029      8,000     10,000
Depreciation of property, plant and equipment                  14,835     23,600     21,933
Finance charges - lease liability                               2,200      3,500      4,500
Provision for employee entitlements                             2,069      3,292       (186)
Rental - operating leases                                      21,106     33,576     23,300

3.     INCOME TAX

Operating profit before income tax                             46,515     73,998     43,104
                                                              -------   --------   --------

Income tax expense calculated at 36%
of operating profit                                            16,745     26,639     15,517
Tax effect of permanent differences :
 Legal fees                                                        59         94          -
 Entertainment                                                  1,823      2,900      1,088
Future income tax benefit not previously
recognised now brought to account                                              -    (16,605)
Under provision for income tax in previous year                   476        757
                                                              -------   --------   --------
Income tax expense attributable to
operating profit                                               19,103     30,390          -
                                                              =======   ========   ========

                             QMS AUSTRALIA PTY LTD
                             ---------------------
      NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE SIX MONTHS ENDED
      ------------------------------------------------------------------
   31 MARCH 1998 (UNAUDITED) AND SIX MONTHS ENDED 31 MARCH 1999 (UNAUDITED)
   ------------------------------------------------------------------------
                                  (Continued)
                                  -----------

                                                     Unaudited        Unaudited
                                                     March 99         March 99     Sept 1998
                                                        US$              $A           $A
                                      Note

4.    CURRENT RECEIVABLES

Trade debtors                                               -                -            -
Sundry debtors                                              -                -       37,554
Amounts receivable from parent entity               1,314,071        2,080,873    2,080,873
                                                    ---------       ----------   ----------

                                                    1,314,071        2,080,873    2,118,427
                                                    =========       ==========   ==========


5.    OTHER CURRENT ASSETS

Prepayments                                            43,799           69,357       34,574
Future income tax benefit:
 - attributable to timing difference                        -                -        6,970
 - attributable to tax losses                           9,779           15,486       38,906
                                                    ---------       ----------   ----------

                                                       53,578           84,843       80,450
                                                    =========       ==========   ==========

6.    PLANT AND EQUIPMENT

Plant and equipment - at cost                         141,450          223,989      174,996
Provision for depreciation                            (72,161)        (114,269)     (90,969)
                                                    ---------       ----------   ----------

                                                       69,289          109,720       84,027
                                                    ---------       ----------   ----------

Plant and equipment under lease - at cost              62,360           98,750       98,750
Provision for amortisation                            (22,781)         (36,075)     (26,075)
                                                    ---------       ----------   ----------

                                                       39,579           62,675       72,675
                                                    ---------       ----------   ----------

Leasehold improvements - at cost                        2,172            3,440        1,510
Accumulated depreciation                                 (480)            (760)        (460)
                                                    ---------       ----------   ----------

                                                        1,692            2,680        1,050
                                                    ---------       ----------   ----------

Total plant and equipment                             110,560          175,075      157,752
                                                    =========       ==========   ==========

7.    CURRENT ACCOUNTS PAYABLE

Unsecured - trade creditors                            70,783          112,087      176,226
                                                    =========       ==========   ==========


                             QMS AUSTRALIA PTY LTD
                             ---------------------
      NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE SIX MONTHS ENDED
      ------------------------------------------------------------------
   31 MARCH 1998 (UNAUDITED) AND SIX MONTHS ENDED 31 MARCH 1999 (UNAUDITED)
   ------------------------------------------------------------------------
                                  (Continued)
                                  -----------

                                                             Unaudited    Unaudited
                                                              March 99     March 99   Sept 1998
                                                                US$           $A         $A
                                              Note

8.      CURRENT PROVISIONS

Annual leave                                                     9,234       14,623        11,331
                                                            ==========     ========      ========

9.      NON CURRENT ACCOUNTS PAYABLE

Amounts payable to related entity - QMS Europe B.V.            250,361      396,455       352,021
Amounts payable to related entity - Alto Imaging
 Group B.V.                                                      2,108        3,338         3,338
                                                            ----------     --------     ---------

                                                               252,469      399,793       355,359
                                                            ==========     ========     =========

10.     BORROWINGS

Current
-------
Secured - lease liability                                        9,102       14,413        14,413
Unsecured - Bank Overdraft                                           -            -             -
                                                            ----------     --------     ---------

                                                                 9,102       14,413        14,413
                                                            ==========     ========     =========
Non-Current
-----------
Secured - lease liability                                       28,377       44,936        54,936
                                                            ==========     ========     =========



Lease liability is secured by a chattel mortgage over the relevant leased assets.

11. NON-CURRENT PROVISIONS

Long service leave                                               5,052       8,000          8,000
                                                            ==========   =========      =========



12. SHARE CAPITAL

Issued Capital
1,383,266 ordinary shares of $1.00 each
fully paid                                                     873,532   1,383,266      1,383,266
                                                            ==========  ==========      =========

13. RESERVES

Foreign currency translation                                  16,170             -              -
                                                            ========    ==========      =========


                             QMS AUSTRALIA PTY LTD
                             ---------------------
      NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE SIX MONTHS ENDED
      ------------------------------------------------------------------
   31 MARCH 1998 (UNAUDITED) AND SIX MONTHS ENDED 31 MARCH 1999 (UNAUDITED)
   ------------------------------------------------------------------------
                                  (Continued)
                                  -----------

                                                            Unaudited         Unaudited           Unaudited
                                                             March 99          March 99           March 98
                                                               $US                $A                 $A
14. NOTES TO THE STATEMENT
    OF CASH FLOWS

(a) Reconciliation of Cash

    For the purposes of the statement of cash flows, cash includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdraft. Cash at the end of the financial year as shown in the statement of cash flows is reconciled to the related items on the balance sheet as follows:




    Cash/(overdraft)                                           49,458           78,318            90,108
    Term deposit                                               13,635           21,591            20,000
                                                               ------           ------           -------

                                                               63,093           99,909           110,108
                                                               ======           ======           =======

(b) Reconciliation of net cash provided by operating activities to operating profit after income tax

       Operating profit after tax                              27,412           43,608            43,104
       Depreciation/amortisation                               19,864           31,600            31,933
       Changes in net assets and liabilities:
          Decrease/(Increase) in receivables                   23,606           37,554           (12,139)
          (Increase) in prepayments                           (21,865)         (34,783)          (27,355)
          Decrease in future income tax benefits               19,104           30,390                 -
          (Decrease)/Increase in provision
          for employee entitlements                             2,069            3,292              (186)
          Decrease in current payables                        (40,318)         (64,139)          (28,445)
          Increase in non current payables                     27,932           44,434           118,862
                                                              -------          -------           -------

       Net cash provided by operating activities               57,804           91,956           125,774
                                                               ======           ======           =======


(b)  Pro Forma Financial Information

The following unaudited pro forma financial information combines the historical financial information of QMS, Inc. and QMS Europe B.V. and QMS Australia PTY Ltd. The transactions are accounted for as a purchase business combination. The pro forma amounts have been prepared based on certain proforma adjustments, as described in the accompanying notes to the pro forma financial statements of QMS, Inc.

On June 7, 1999, QMS Inc. reacquired the stock of its former subsidiaries, QMS Europe B.V. and QMS Australia PTY Ltd., by purchase from Alto Imaging Group N.V. and Jalak Investments B.V. for a purchase price of $24,725,700 for the QMS Europe B.V stock and $2,685,300 for the QMS Australia PTY Ltd stock, respectively, determined in arms length negotiations with the sellers. Of the total $27,411,000 purchase price, $5,000,000 cash earnest money was paid on May 18, 1999, $13,000,000 was paid in cash upon the closing June 7, 1999, $3,176,082 was paid by an offset to receivables balances, and $6,234,918 was represented by a promissory note of QMS, Inc. In addition the Company incurred approximately $2.5 million in transaction costs.

QMS, Inc. raised the cash paid from a combination of a $5,000,000 non-interest bearing advance payment from Minolta Co. Ltd. for future engineering services and future manufactured controller boards, $12,247,500 of QMS, Inc. stock sold to Minolta Investments Company, and a $12,800,000 loan from Minolta Co, Ltd.

The unaudited Pro Forma Combined Balance Sheet combines the April 2, 1999 historical consolidated balance sheet of QMS, Inc. and the historical balance sheet of QMS Europe B.V. and QMS Australia PTY Ltd. The balance sheets are combined on a pro forma basis as if the acquisition and related financing of QMS Europe B.V. and QMS Australia PTY Ltd had been effective as of April 2, 1999, after giving effect to various accounting adjustments for purchase accounting rules as well as the financing of the transaction.

The unaudited Pro Forma Combined Statement of Operations presents the combined historical results of operations of QMS, Inc. and QMS Europe B.V. and QMS Australia PTY Ltd. for the 13 weeks ended April 2, 1999 and for the fiscal year ended October 2, 1998, as if the acquisition and related financing had been
effective as of the beginning of the periods presented.   QMS Inc. modified its
fiscal year to a 52-53 week calendar year starting January 3, 1999, and, accordingly, the unaudited pro forma interim period presented is the 13-week period ending April 2, 1999.

Certain pro forma adjustments are based on preliminary estimates. Final allocations will be made on the basis of further evaluations and, therefore, such allocations may differ from those reflected in the pro forma financial statements.

The historical annual statements of earnings for QMS, Inc and QMS Europe B.V. and QMS Australia PTY Ltd were derived from the audited financial statements of the respective companies. The unaudited historical statements of operations for the 13 weeks ended April 2, 1999 were derived from QMS Quarterly Report on Form 10-Q and unaudited financial information provided to QMS, Inc. by QMS Europe B.V. and QMS Australia PTY Ltd. The financial statements of QMS Europe B. V. and QMS Australia PTY Ltd. have been translated to U.S. dollars.

The unaudited pro forma combined financial information has been prepared using the assumptions set forth in the Notes to Pro Forma Financial Information and should be read in conjunction with the Company's Consolidated financial Statements and notes thereto, which have been previously filed with the Securities and Exchange commission in the QMS Annual Report on Form 10-K for the fiscal year ended October 2, 1998 and the Quarterly Report on Form 10-Q for the period ended April 2, 1999 and with the financial statements of QMS Europe B.V. and QMS Australia PTY Ltd and notes filed herewith.

The unaudited pro forma combined financial information is intended for informational purposes and is not necessarily indicative of the consolidated results of operations of QMS, Inc. had the acquisition occurred at the beginning of the periods presented, nor is it indicative of the future financial position or future results of operations of QMS, Inc.

                          QMS, INC. AND SUBSIDIARIES
                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF APRIL 2, 1999
                                  (UNAUDITED)

                                                                           QMS                   Pro Forma
                                                                QMS     Australia  Pro Forma     Combined
(in thousands)                                     QMS, Inc. Europe BV   Pty Ltd   Adjustments  (unaudited)
----------------------------------------------------------------------------------------------  -----------
Assets

Current Assets:
  Cash and cash equivalents                        $  1,005    $ 3,521    $   63   $ 30,048 a     $  4,589
                                                                                    (20,500)a
                                                                                     (9,548)a
  Trade receivable, net                              27,747     27,361     1,314     (3,428)c       52,994
  Note receivable, net                                  239                    -                       239
  Inventories, net                                   29,902     23,097         -                    52,999
  Other                                               3,186      2,040        54                     5,280
                                                   -------------------------------------------    --------
     Total current assets                            62,079     56,019     1,431     (3,428)       116,101

  Net property and equipment                          6,135      1,662       110          -          7,907
  Capitalized and deferred software                  10,477          -         -                    10,477
  Goodwill                                                -                          20,180 b       20,180
  Other assets, net                                   2,098          -         -                     2,098
                                                   -------------------------------------------    --------
  Total assets                                       80,789     57,681     1,541     16,752        156,763
                                                   ===========================================    ========

Liabilities and stockholders' equity

Current liabilities:
  Current liabilities
     Accounts payable                                22,157     21,742       323       (251)c       43,970
     Revolving credit loan and short-term debt       10,837     15,248         -     (9,548)a       16,538
     Note payable                                         -                           6,235 a        6,235
     Deferred service revenue                         7,817          -         -                     7,817
     Other                                            8,750     11,127        18                    19,895
                                                   -------------------------------------------    --------
            Total current liabilities                49,561     48,117       341     (3,564)        94,455

  Long term debts                                                                    12,800 a       12,800
  Deferred compensation                               2,613                    -                     2,613
  Capital lease obligations                           1,429                   28                     1,457
  Deferred revenue                                      775                           5,000 a        5,775
  Other liabilities                                   1,085      1,000         5                     2,090
                                                   -------------------------------------------    --------
       Total liabilities                             55,463     49,117       374     14,236        119,190

Stockholders' equity
  Common stock                                          118         17       874         21 a          139
                                                                                       (891)c
  Additional paid in capital                         40,714        105         -     12,226 a       52,940
                                                                                       (105)c
  Retained earnings                                  (2,207)     8,442       277     (8,719)c       (2,207)
  Treasury stock                                    (13,102)         -         -                   (13,102)
  Translation adjustment                               (197)         -        16        (16)c         (197)
                                                   -------------------------------------------    --------
      Total equity                                   25,326      8,564     1,167      2,516         37,573
                                                   -------------------------------------------    --------
      Total liabilities and
        stockholders' equity                       $ 80,789    $57,681    $1,541   $ 16,752       $156,763
                                                   ===========================================    ========

See notes to unaudited pro forma combined condensed financial statements

                          QMS, INC. AND SUBSIDIARIES
             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE THIRTEEN WEEKS ENDED APRIL 2, 1999
                                  (UNAUDITED)

                                                                       QMS                    Pro Forma
(in thousands except share                                  QMS     Australia   Pro Forma     Combined
and per share amounts)                        QMS, Inc.  Europe BV   Pty Ltd   Adjustments   (Unaudited)
------------------------------------------------------------------------------------------   -----------
Revenue                                        $43,366    $39,085      $260      ($9,325)c     $73,386
                                                                          -
Cost of sales                                   33,325     33,973         -       (9,325)c      57,973
                                               -------------------------------------------     -------
Gross profit                                    10,041      5,112       260            -        15,413
                                               -------------------------------------------     -------

Selling expense                                  4,838      2,411        33                      7,282
General and administrative expense               5,802      3,918       204                      9,924
Goodwill amortization                                                                548 a         548
Interest income                                    (26)       (47)       (1)                       (74)
Interest expense                                   247        313         -          121 b         681
Exchange gains                                       -     (1,435)                              (1,435)
Other non-operating expense                         37          -         -                         37
                                               -------------------------------------------     -------
    Total expense                               10,898      5,160       236          669        16,963
                                               -------------------------------------------     -------
Income (loss) before provision for taxes          (857)       (48)       24         (669)       (1,550)

Income taxes (benefit) provision                    34        (17)        9              d          26
                                               -------------------------------------------     -------
Net income (loss)                                ($891)      ($31)      $15        ($669)      ($1,576)
                                               ===========================================    ========

Net loss per share, basic and diluted           ($0.08)                                         ($0.12)

Weighted average common and
  common equivalent shares
  basic and diluted                         10,700,000                         2,130,000 e  12,830,000

See notes to unaudited pro forma combined condensed financial statements

                          QMS, INC. AND SUBSIDIARIES
             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED OCTOBER 2, 1998
                                  (UNAUDITED)

                                                                     QMS                       Pro Forma
(in thousands except share                              QMS       Australia     Pro Forma      Combined
and per share amounts)                  QMS, Inc.    Europe BV     PTY Ltd.    Adjustments    (Unaudited)
------------------------------------------------------------------------------------------    -----------
Revenue                                 $133,491      $100,487       $892       ($21,509)c      $213,361
                                                                        -
Cost of sales                             94,071        70,294          -        (21,509)c       142,856
                                        --------------------------------------------------      --------
Gross profit                              39,420        30,193        892              -          70,505
                                        --------------------------------------------------      --------

Marketing and Selling expense             18,896         7,326        114                         26,336
General and administrative expense        18,443        12,009        711                         31,163
Goodwill amortization                                                              2,190 a         2,190
Interest income                             (381)         (161)        (2)                          (544)
Interest expense                             485         1,112          -            482 b         2,079
Exchange gains                                 -         2,433          -                          2,433
Other non-operating expense                  117             -        (12)                           105
                                        --------------------------------------------------      --------
    Total expense                         37,560        22,719        811          2,672          63,762
                                        --------------------------------------------------      --------

Income before provision for taxes          1,860         7,474         81         (2,672)          6,743

Income tax provision                          35         2,657          7                d         2,699
                                        --------------------------------------------------      --------
Net income                                $1,825        $4,817        $74        ($2,672)         $4,044
                                        ==================================================      ========

Net income per share - basic               $0.17                                                   $0.32
Net income per share - diluted             $0.17                                                   $0.31

Weighted average common and
  common and equivalent shares:
    Basic                             10,697,000                               2,130,000 e    12,827,000
    Diluted                           10,887,000                               2,130,000 e    13,017,000

See notes to unaudited pro forma combined condensed financial statements

                                                                    Item 7 (b) 4
                          QMS, INC. AND SUBSIDIARIES
                              NOTES TO PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS


a)  To record transactions associated with financing the acquisition as follows:

    Minolta advance                         $ 5,000,000
    Minolta loan                             12,800,000
    Sale of common stock                     12,247,500
                                            -----------
         Total cash sources                 $30,047,500
                                            -----------

    Purchase price                          $27,411,000
    Transaction costs                         2,500,000
                                            -----------
         Acquisition cost                    29,911,000

    Portion offset by payables due
     by seller to QMS, Inc.                   3,176,082
    Note to seller                            6,234,918
                                            -----------
    Cash used in acquisition                $20,500,000
                                            -----------

    Surplus financing applied to
      revolving credit balance              $ 9,547,500
                                            -----------

b) To record QMS, Inc.'s purchase of QMS Europe B.V. and QMS Australia PTY Ltd. The consideration paid and allocation of the excess purchase price over the historical net assets acquired is summarized as follows:

    Total acquisition cost                  $29,911,000
    Historical assets net of liabilities      9,731,000
                                            -----------
    Goodwill                                $20,180,000
                                            ===========

c)  To eliminate intercompany balances


UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

a) To record goodwill amortization. Goodwill of $20,180,000 is being amortized over 10 years.

b) To record interest expense on debts incurred in connection with the acquisition as follows:

                                                   Interest Rate  Quarterly    Annual
                                        Amount       Per Annum    Interest    Interest
                                    ---------------  ----------  ----------  ----------
Note to seller                        $ 6,234,918      6.50%      $ 101,317   $ 405,270
Minolta loan                           12,800,000      7.50%        240,000     960,000
Surplus financing applied to
  revolving credit balance             (9,547,500)     9.25%       (220,786)   (883,144)
                                      -----------                 ---------   ---------
Net Change in Financing               $ 9,487,418                  $120,531   $ 482,126
                                      ===========                  ========   =========

The interest rates used approximate the average interest rate in effect for the respective loans during the periods.

c)  To eliminate intercompany commissions and product sales.

d) The excess of the purchase price over the historical cost will not generate additional tax deductions in the US or in Netherlands. The additional interest expenses will be tax deductible in the US but is not estimated to reduce US taxes because of tax carryovers from prior years.

e) To reflect shares issued to Minolta Investments Company to partially finance the acquisition.

                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       Registrant:
                                       -----------


                                       QMS, INC.



                                       /s/ Albert A. Butler
                                       ---------------------------
                                       Albert A. Butler
                                       Chief Financial Officer and
                                       Corporate Secretary



Date:  August 11, 1999